UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2025 (the “Effective Date”), ClearSign Technologies Corporation (the “Company”) entered into a cooperation agreement (the “Clarkson Cooperation Agreement”) with Richard D. Clarkson (collectively with his affiliates and associates, the “Clarkson Parties”) and a cooperation agreement (the “DiGiandomenico Cooperation Agreement” and, together with the Clarkson Cooperation Agreement, the “Cooperation Agreements”) with Anthony DiGiandomenico (collectively with his affiliates and associates, the “DiGiandomenico Parties”).

Pursuant to the Cooperation Agreements, the Clarkson Parties, in connection with the Clarkson Cooperation Agreement, and the DiGiandomenico Parties, in connection with the DiGiandomenico Cooperation Agreement, each, among other things, (a) acknowledged the irrevocable withdrawal of letters they previously delivered to the Company purporting to notify the Company of intent to nominate a director for election to the Company’s board of directors (the “Board”) at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), and (b) agreed to irrevocably withdraw all outstanding materials and purported notices submitted to the Company, and cease all solicitation efforts and other activities, in connection with or related thereto.

Pursuant to the Cooperation Agreements, the Company has agreed to take all necessary actions to increase the size of the Board from five to seven directors, appoint Louis J. Basenese and Anthony DiGiandomenico (each, a “New Director” and together, the “New Directors”) to the Board, and nominate each New Director as a candidate for election to the Board at the 2025 Annual Meeting.

From the Effective Date until the earlier of (x) the date immediately following the conclusion of the Company’s 2026 annual meeting of stockholders and (y) the occurrence of a Change of Control transaction (as defined in the Cooperation Agreements) (together, such term lengths of the Cooperation Agreements, the “Term”), the Clarkson Parties and the DiGiandomenico Parties have agreed to vote all Voting Securities (as defined in the Cooperation Agreements) beneficially owned by them at all meetings of the Company’s stockholders, or to execute a consent with respect to such Voting Securities, in accordance with the Board’s recommendations on all proposals submitted to stockholders, except that the Clarkson Parties and the DiGiandomenico Parties may vote in their discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined in the Cooperation Agreements). The Clarkson Parties and the DiGiandomenico Parties have also agreed to certain customary standstill provisions during the Term, prohibiting them from, among other things, (i) soliciting proxies, (ii) communicating with stockholders of the Company pursuant to Rule 14a-1(l)(2)(iv) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) taking public actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring an aggregate beneficial ownership of more than 3.5% of the outstanding shares of the Company’s common stock or Voting Securities.

During the Term, the Company and the Clarkson Parties and the DiGiandomenico Parties, as applicable, have agreed that they will not disparage each other and that they will not threaten, initiate, encourage or pursue, alone or in concert with others, or knowingly assist any other person to threaten, initiate, encourage or pursue, any lawsuit, claim, or proceeding with respect to any claims against the Company or a Clarkson Party or DiGiandomenico Party, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the Cooperation Agreements. The Clarkson Parties and the DiGiandomenico Parties have also granted the Company a general release from any claims arising on or prior to the date of the applicable Cooperation Agreement, subject to limited exceptions.

The Company has agreed to pay, immediately following full payment of all fees and expenses incurred by the Special Committee to its advisors, an amount not to exceed in the aggregate $2,000 to Mr. Clarkson and an amount not to exceed in the aggregate $20,000 to Mr. DiGiandomenico in exchange for the general release and as reimbursement for reasonable, well-documented out-of-pocket fees and expenses incurred by Mr. Clarkson or Mr. DiGiandomenico, as applicable, in connection with the negotiation, execution and effectuation of the applicable Cooperation Agreement and the transactions contemplated by such Cooperation Agreement.

The foregoing descriptions of the Clarkson Cooperation Agreement and the DiGiandomenico Cooperation Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the Clarkson Cooperation Agreement and the DiGiandomenico Cooperation Agreement, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Increase to Board’s Size

On the Effective Date, the Board increased the size of the Board from five to seven directors and appointed each New Director as a member of the Board, effective immediately, for initial terms expiring at the 2025 Annual Meeting. Each New Director will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board, which compensation arrangements are described under the heading “Director Compensation Plan” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, as adjusted by the Board from time to time.

Concurrently with the appointment of the New Directors to the Board, the Board determined that Mr. Basenese qualifies as independent under the listing rules of the Nasdaq Stock Market LLC and appointed Mr. Basenese to the Human Capital and Compensation Committee (the “Compensation Committee”). Mr. DiGiandomenico was determined by the Board, in reliance on the determination of the Special Committee of the Board, to not be independent and has not been appointed to any committees of the Board.

Except for the Cooperation Agreements described in Item 1.01 above, there are no arrangements or understandings between either New Directors and any other person pursuant to which either New Director was selected as a director, or transactions in which either New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between either New Director and any of the Company’s officers and directors.

Mr. Basenese, age 47, brings over 25 years of experience with equity research and analysis, investment banking, strategic planning, thought leadership development and investor relations. Mr. Basenese has served as Executive Vice President – Market Strategy for Prairie Operating Co. (Nasdaq: PROP), a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States, since January 2025. He has also served as CEO and Chief Strategist of The Basenese Group, LLC, a full service equity research, strategy and advisory firm, since February 2005. Mr. Basenese has also served on the board of directors of ENDRA Life Sciences, Inc. (Nasdaq: NDRA), a life sciences company that develops technologies to improve the capabilities of clinical diagnostic ultrasound, since March 2020, and the board of directors of The Roberto Clemente Health Clinic, a U.S.-based non-profit that provides affordable access to high quality health care and wellness programs in the Tola coastal communities of Nicaragua to more than 12,000 patients per year, since April 2021. Prior to his current roles, Mr. Basenese served as President and Chief Market Strategist of MDB Capital Holdings, LLC (Nasdaq: MDBH), a broker-dealer and financial advisory firm based in Dallas, Texas, since October 2022. Prior to that role, he was the co-founder and served as Chief Analyst for Disruptive Tech Research, an independent equity research and advisory firm, from June 2014 to June 2023. Prior to that, he served in various analyst, strategist and account executive roles at Wall Street Daily, an affiliate of Agora, Inc., The Oxford Club, another affiliate of Agora, Inc., Morgan Stanley, Inc. and Commonwealth Risk. Mr. Basenese holds an MBA from the Crummer Graduate School of Business at Rollins College and a BA in English from the University of Florida.

Mr. DiGiandomenico, age 58, has been the Chief of Transactions and director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. DiGiandomenico has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., a company that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded MDB Capital Holdings, LLC (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

In connection with their appointment, each New Director received an offer letter from the Company, effective as of the Effective Date (each an “Offer Letter” and together, the “Offer Letters”), setting forth the terms of their services as directors and their compensation arrangement, which each New Director accepted. Pursuant to the Offer Letters and in accordance with the Company’s director compensation policies, each New Director will be eligible to receive restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan on the first day of every quarter that such New Director serves on the Board (each, a “Grant Date”) in an amount of $15,000 for serving as a member of the Board and, with respect to Mr. Basenese, $750 for serving as a member of the Compensation Committee, payable on each Grant Date during each New Director’s term of service, with the value of the applicable RSUs determined at the applicable Grant Date. The initial grant amount of RSUs that each New Director will be eligible to receive upon each of their appointments will be pro-rated for the portion of the quarter ending June 30, 2025 during which each New Director serves on the Board. Mr. DiGiandomenico declined to accept the initial pro-rated grant of RSUs for the quarter ending June 30, 2025, that he was eligible to receive upon his appointment.

The foregoing description of the Offer Letters do not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letters, which are included as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K.

In connection with their appointments, each New Director will enter into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Refusal of Director to Stand for Re-Election

On May 27, 2025, David M. Maley notified the Company that he will not stand for re-election as a director of the Company upon the expiration of his current term, which expires at the 2025 Annual Meeting. Mr. Maley currently serves as a member of the Board and the Board’s Audit and Risk Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Maley’s refusal to stand for re-election was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. The Board has not yet determined whether it will reduce its size or nominate a replacement director at this time.

Item 7.01 Regulation FD Disclosure.

On May 27, 2025, the Company issued a press release announcing the actions described above. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Cooperation Agreement, dated May 22, 2025, by and between ClearSign Technologies Corporation and Richard D. Clarkson.
10.2*	Cooperation Agreement, dated May 22, 2025, by and between ClearSign Technologies Corporation and Anthony DiGiandomenico.
10.3*	Louis J. Basenese’s Offer Letter, effective as of May 22, 2025.
10.4*	Anthony DiGiandomenico’s Offer Letter, effective as of May 22, 2025.
10.5**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023).
99.1***	Press Release, dated May 27, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Previously filed.

*** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer